Exhibit 99.1

Media contact:	Investor contact:
Bobbie Egan	Lavanya Sareen
Corporate Communications	Managing Director, Investor Relations
(206) 392-5134	(206) 392-5656

FOR IMMEDIATE RELEASE	April 21, 2016

Alaska Air Group Reports Record First Quarter 2016 Results
Financial Highlights:

•
Reported record first quarter net income, excluding special items, of $183 million, a 23% increase over the first quarter of 2015. Adjusted diluted earnings per share of $1.45 was a 29% increase over the first quarter of 2015. This quarter's results exceed First Call analyst consensus estimate of $1.42 per share.

•
Reported net income for the first quarter under Generally Accepted Accounting Principles (GAAP) of $184 million or $1.46 per diluted share, compared to net income of $149 million, or $1.12 per diluted share in 2015.

•	Paid $0.275 per-share quarterly cash dividend in the first quarter, a 38% increase over the dividend paid in the first quarter of 2015.

•	Repurchased 1.7 million shares of common stock for an average price of $74 during the first quarter of 2016 for $127 million.

•	Generated approximately $530 million of operating cash flow and $410 million of free cash flow in the first quarter of 2016.

•	Grew passenger revenues by 4% compared to the first quarter of 2015.

•	Achieved return on invested capital of 25.6% for the twelve-month period ending March 31, 2016, compared to 20.1% for the twelve-month period ending March 31, 2015.

•	Lowered adjusted debt-to-capitalization ratio to 26% as of March 31, 2016.

•	Held $1.6 billion in unrestricted cash and marketable securities as of March 31, 2016.

•	Placed an order on April 12, 2016 for 30 Embraer E175s, with the option to purchase an additional 33 E175s. The E175s will be flown by Horizon Air beginning in 2017.

Planned Acquisition of Virgin America:

•
Announced an agreement on April 4, 2016 to acquire the outstanding common stock of Virgin America Inc. (Virgin America) for $2.6 billion in cash. The transaction is expected to close late this year or early 2017, pending Virgin America shareholder and regulatory approval.

Operational Highlights:

•	Held the No. 1 spot in U.S. Department of Transportation on-time performance among the six largest U.S. airlines for the 12-months ended February 2016.

•	Recognized by Air Transport World as the Airline Market Leader for strong financial performance and outstanding customer service.

•	Increased Visa Signature affinity cardholders by 12% compared to the prior year.

•	Began offering Mileage Plan members the ability to redeem award miles for flights with Hainan Airlines.

•	Announced the formation of McGee Air Services, a wholly-owned subsidiary of Alaska Airlines, which will provide ground handling, aircraft cleaning and airport mobility services.

New routes launched and announced in the first quarter are as follows:

New Non-Stop Routes Launched in Q1	New Non-Stop Routes Announced (Launch Dates)
Reno, Nevada to Orange County, California	San Diego, California to San Jose, California (6/8/16)
Orange County, California to Santa Rosa, California	Bellingham, Washington to Kona, Hawaii (11/12/16)
SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported first quarter 2016 GAAP net income of $184 million, or $1.46 per diluted share, compared to $149 million, or $1.12 per diluted share in the first quarter of 2015. Excluding the impact of mark-to-market fuel hedge adjustments, the company reported record adjusted net income of $183 million, or $1.45 per diluted share, compared to adjusted net income of $149 million, or $1.12 per diluted share, in 2015.
"We are proud to report record first quarter results,” said CEO Brad Tilden.  “These results are due to the efforts of employees at Alaska and Horizon who share a common sense of mission and a focus on low fares, operational reliability, and delivering a level of genuine and caring service that sets us apart.  We see many of these same qualities in Virgin America, and we’re very excited about our proposed combination.   We are looking forward to the integration process and are confident that our team has what it takes to build the premier airline for people living on the West Coast.”
The following table reconciles the company's reported GAAP net income and earnings per diluted share (Diluted EPS) during the first quarters of 2016 and 2015 to adjusted amounts:

	Three Months Ended March 31,
	2016		2015
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$184	$1.46	$149	$1.12
Mark-to-market fuel hedge adjustments, net of tax	(1)	(0.01)	—	—
Non-GAAP adjusted income and per-share amounts	$183	$1.45	$149	$1.12
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the first quarter results will be simulcast via the Internet at 8:30 a.m. Pacific time on April 21, 2016. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

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Additional Information About the Merger and Where to Find It
This communication may be deemed to be solicitation material in respect of the merger of Virgin America, Inc. (“Virgin America”) with a wholly owned subsidiary of Alaska Air Group. Virgin America intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.
Participants in the Solicitation
Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.
Forward-Looking Statements
This communication contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended.  These statements relate to future events, Alaska Air Group and the proposed merger of Virgin America with a wholly owned subsidiary of Alaska Air Group. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “ expect,” “may,” “likely,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations and services of Alaska Air Group. Alaska Air Group cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Virgin America stockholder approval of the proposed merger; the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the merger or the possibility of non-consummation of the merger; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated merger may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the merger to Virgin America and its management; the effect of the announcement of the merger on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations; general economic conditions; increases in operating costs including fuel; competition; inability to meet cost reduction goals; seasonal fluctuations in our financial results; an aircraft accident; and changes in laws and regulations. These risks and others relating to Alaska Air Group are described in greater detail in Alaska Air Group’s SEC filings, including Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Alaska Air Group with the SEC after the date thereof. Alaska Air Group makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves nearly 100 cities through an expansive network in the United States, Canada and Mexico. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines Newsroom at www.alaskaair.com/newsroom.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
(in millions, except per-share amounts)	2016	2015	Change
Operating Revenues:
Passenger
Mainline	$927	$901	3%
Regional	206	186	11%
Total passenger revenue	1,133	1,087	4%
Freight and mail	24	23	4%
Other - net	190	159	19%
Total Operating Revenues	1,347	1,269	6%

Operating Expenses:
Wages and benefits	336	306	10%
Variable incentive pay	32	26	23%
Aircraft fuel, including hedging gains and losses	167	235	(29)%
Aircraft maintenance	68	63	8%
Aircraft rent	29	26	12%
Landing fees and other rentals	80	71	13%
Contracted services	60	52	15%
Selling expenses	49	53	(8)%
Depreciation and amortization	88	76	16%
Food and beverage service	31	25	24%
Other	94	83	13%
Third-party regional carrier expense	23	15	53%
Total Operating Expenses	1,057	1,031	3%
Operating Income	290	238	22%

Nonoperating Income (Expense):
Interest income	6	5
Interest expense	(13)	(11)
Interest capitalized	8	8
Other - net	1	—
Total Nonoperating Income (Expense)	2	2
Income Before Income Tax	292	240
Income tax expense	108	91
Net Income	$184	$149

Basic Earnings Per Share:	$1.47	$1.13
Diluted Earnings Per Share:	$1.46	$1.12

Shares Used for Computation:
Basic	124.550	131.120
Diluted	125.328	132.230

Cash dividend declared per share:	$0.275	$0.20

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2016	December 31, 2015
Cash and marketable securities	$1,564	$1,328

Total current assets	1,923	1,663
Property and equipment-net	4,830	4,802
Other assets	76	65
Total assets	6,829	6,530

Air traffic liability	868	669
Current portion of long-term debt	116	114
Other current liabilities	1,085	1,022
Current liabilities	2,069	1,805
Long-term debt	531	569
Other liabilities and credits	1,774	1,745
Shareholders' equity	2,455	2,411
Total liabilities and shareholders' equity	$6,829	$6,530

Debt-to-capitalization ratio, adjusted for operating leases(a)	26%:74%	27%:73%

Number of common shares outstanding	123.913	125.175

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
	2016	2015	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	7,835	7,316	7.1%
RPMs (000,000) "traffic"	8,571	7,723	11.0%
ASMs (000,000) "capacity"	10,453	9,257	12.9%
Load factor	82.0%	83.4%	(1.4)pts
Yield	13.22¢	14.08¢	(6.1)%
PRASM	10.84¢	11.74¢	(7.7)%
RASM	12.88¢	13.71¢	(6.1)%
CASM excluding fuel(b)	8.51¢	8.61¢	(1.2)%
Economic fuel cost per gallon(b)	$1.29	$1.98	(34.8)%
Fuel gallons (000,000)	132	119	10.9%
ASM's per gallon	79.2	77.8	1.8%
Average number of full-time equivalent employees (FTE)	14,357	13,274	8.2%

Mainline Operating Statistics:
Revenue passengers (000)	5,642	5,236	7.8%
RPMs (000,000) "traffic"	7,716	6,994	10.3%
ASMs (000,000) "capacity"	9,354	8,347	12.1%
Load factor	82.5%	83.8%	(1.3)pts
Yield	12.01¢	12.88¢	(6.8)%
PRASM	9.91¢	10.79¢	(8.2)%
RASM	11.99¢	12.75¢	(6.0)%
CASM excluding fuel(b)	7.49¢	7.66¢	(2.2)%
Economic fuel cost per gallon(b)	$1.28	$1.97	(35.0)%
Fuel gallons (000,000)	113	103	9.7%
ASM's per gallon	82.8	81.0	2.2%
Average number of FTE's	11,123	10,380	7.2%
Aircraft utilization	10.6	10.6	—%
Average aircraft stage length	1,237	1,199	3.2%
Operating fleet	152	137	15 a/c

Regional Operating Statistics:(c)
Revenue passengers (000)	2,192	2,080	5.4%
RPMs (000,000) "traffic"	855	728	17.4%
ASMs (000,000) "capacity"	1,100	910	20.9%
Load factor	77.7%	80.0%	(2.3)pts
Yield	24.09¢	25.58¢	(5.8)%
PRASM	18.72¢	20.46¢	(8.5)%
Operating fleet	67	60	7 a/c

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)
See a reconciliation of operating expenses excluding fuel, a reconciliation of economic fuel costs, and Note A in the accompanying pages, for a discussion of why these measures may be important to investors.

(c)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31, 2016
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$927	$—	$—	$—	$927	$—	$927
Regional	—	206	—	—	206	—	206
Total passenger revenues	927	206	—	—	1,133	—	1,133
CPA revenues	—	—	103	(103)	—	—	—
Freight and mail	23	1	—	—	24	—	24
Other-net	172	17	1	—	190	—	190
Total operating revenues	1,122	224	104	(103)	1,347	—	1,347

Operating expenses
Operating expenses, excluding fuel	701	186	105	(102)	890	—	890
Economic fuel	144	25	—	—	169	(2)	167
Total operating expenses	845	211	105	(102)	1,059	(2)	1,057

Nonoperating income (expense)
Interest income	6	—	—	—	6	—	6
Interest expense	(12)	—	(1)	—	(13)	—	(13)
Other	7	—	—	2	9	—	9
Total Nonoperating income (expense)	1	—	(1)	2	2	—	2
Income (loss) before income tax	$278	$13	$(2)	$1	$290	$2	$292

	Three Months Ended March 31, 2015
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$901	$—	$—	$—	$901	$—	$901
Regional	—	186	—	—	186	—	186
Total passenger revenues	901	186	—	—	1,087	—	1,087
CPA revenues	—	—	99	(99)	—	—	—
Freight and mail	22	1	—	—	23	—	23
Other-net	142	16	1	—	159	—	159
Total operating revenues	1,065	203	100	(99)	1,269	—	1,269

Operating expenses
Operating expenses, excluding fuel	639	164	91	(98)	796	—	796
Economic fuel	203	32	—	—	235	—	235
Total operating expenses	842	196	91	(98)	1,031	—	1,031

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(7)	—	(4)	—	(11)	—	(11)
Other	7	—	1	—	8	—	8
Total Nonoperating income (expense)	5	—	(3)	—	2	—	2
Income (loss) before income tax	$228	$7	$6	$(1)	$240	$—	$240

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes mark-to-market fuel-hedge accounting adjustments.

Alaska Air Group, Inc.

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended March 31,
(in cents)	2016		2015
Consolidated:
CASM	10.11	¢	11.14	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	1.60		2.53
CASM excluding fuel	8.51	¢	8.61	¢

Mainline:
CASM	9.01	¢	10.09	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	1.52		2.43
CASM excluding fuel	7.49	¢	7.66	¢

FUEL RECONCILIATIONS (unaudited)
	Three Months Ended March 31,
	2016		2015
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$165	$1.26	$229	$1.93
Losses on settled hedges	4	0.03	6	0.05
Consolidated economic fuel expense	169	1.29	235	1.98
Mark-to-market fuel hedge adjustment	(2)	(0.02)	—	—
GAAP fuel expense	$167	$1.27	$235	$1.98
Fuel gallons	132		119

Note A: Pursuant to Regulation G, we have provided reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long term, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted Income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as mark-to-market hedging adjustments or special revenues, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams primarily in operational roles. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon approximate current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile